EXHIBIT 4.1
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                               RAYOVAC CORPORATION

                                     Issuer

                                ROV HOLDING, INC.

                                    Guarantor





                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2006





                                -----------------

                                    INDENTURE

                          Dated as of October 22, 1996
                                -----------------





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                               Marine Midland Bank
                                -----------------

                                     Trustee






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                             CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                Indenture Section

310  (a)(1)................................................            7.10
     (a)(2)...............................................             7.10
     (a)(3) ..............................................             N.A.
     (a)(4)...............................................             N.A.
     (a)(5)...............................................             7.10
     (b) .................................................             7.10
     (c) .................................................             N.A.
311  (a) ..................................................            7.11
     (b) .................................................             7.11
     (c) .................................................             N.A.
312  (a)...................................................            2.05
     (b)..................................................            11.03
     (c) .................................................            11.03
313  (a) ..................................................            7.06
     (b)(1) ..............................................            10.03
     (b)(2) ..............................................             7.07
     (c) .................................................       7.06;11.02
     (d)..................................................             7.06
314  (a) ..................................................      4.03;11.02
     (b) .................................................            10.02
     (c)(1) ..............................................            11.04
     (c)(2) ..............................................            11.04
     (c)(3) ..............................................             N.A.
     (d)..................................................  10.03, 10.04, 10.05
     (e)  ................................................           11.05
     (f)..................................................             N.A.
315  (a)...................................................            7.01
     (b)..................................................       7.05,11.02
     (c)  ................................................             7.01
     (d)..................................................             7.01
     (e)..................................................             6.11
316  (a)(last sentence) ...................................            2.09
     (a)(1)(A)............................................             6.05
     (a)(1)(B) ...........................................             6.04
     (a)(2) ..............................................             N.A.
     (b) .................................................             6.07
     (c) .................................................             2.12
317  (a)(1) ...............................................            6.08
     (a)(2)...............................................             6.09
     (b) .................................................             2.04
318  (a)...................................................           11.01
     (b)..................................................             N.A.
     (c)..................................................            11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.



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                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE
Section 1.01. Definitions.................................................  1
Section 1.02. Other Definitions........................................... 15
Section 1.03. Incorporation by Reference of Trust Indenture Act........... 16
Section 1.04. Rules of Construction....................................... 16
Section 1.05. Business Day Certificate.................................... 17

                                   ARTICLE 2
                                   THE NOTES
Section 2.01. Form and Dating............................................. 17
Section 2.02. Execution and Authentication................................ 17
Section 2.03. Registrar and Paying Agent.................................. 18
Section 2.04. Paying Agent to Hold Money in Trust......................... 18
Section 2.05. Holder Lists................................................ 19
Section 2.06. Transfer and Exchange....................................... 19
Section 2.07. Replacement Notes........................................... 24
Section 2.08. Outstanding Notes........................................... 25
Section 2.09. Treasury Notes.............................................. 25
Section 2.10. Temporary Notes............................................. 25
Section 2.11. Cancellation................................................ 25
Section 2.12. Defaulted Interest.......................................... 26

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT
Section 3.01. Notices to Trustee.......................................... 26
Section 3.02. Selection of Notes to Be Redeemed........................... 26
Section 3.03. Notice of Redemption........................................ 27
Section 3.04. Effect of Notice of Redemption.............................. 27
Section 3.05. Deposit of Redemption Price................................. 27
Section 3.06. Notes Redeemed in Part...................................... 28
Section 3.07. Optional Redemption......................................... 28
Section 3.08. Mandatory Redemption........................................ 29
Section 3.09. Offer to Purchase by Application of Excess Proceeds......... 29

                                   ARTICLE 4
                                   COVENANTS
Section 4.01. Payment of Notes............................................ 31
Section 4.02. Maintenance of Office or Agency............................. 31
Section 4.03. Reports..................................................... 31
Section 4.04. Compliance Certificate...................................... 32
Section 4.05. Taxes....................................................... 33
Section 4.06. Stay, Extension and Usury Laws.............................. 33
Section 4.07. Restricted Payments......................................... 33
Section 4.08. Dividend and Other Payment Restrictions Affecting
              Restricted Subsidiaries..................................... 35

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Section 4.09. Incurrence of Indebtedness and Issuance of Preferred
              Stock....................................................... 36
Section 4.10. Asset Sales................................................. 37
Section 4.11. Transactions with Affiliates................................ 39
Section 4.12. Liens....................................................... 39
Section 4.13. Corporate Existence......................................... 40
Section 4.14. Offer to Repurchase Upon Change of Control.................. 40
Section 4.15. No Senior Subordinated Debt................................. 41
Section 4.16. Limitations on Guarantees of Company Indebtedness
              by Restricted Subsidiaries.................................. 41
Section 4.17. Additional Guarantees....................................... 41

                                   ARTICLE 5
                                   SUCCESSORS
Section 5.01. Merger, Consolidation, or Sale of Assets................... 42
Section 5.02. Successor Corporation Substituted.......................... 43

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES
Section 6.01. Events of Default.......................................... 44
Section 6.02. Acceleration............................................... 45
Section 6.03. Other Remedies............................................. 46
Section 6.04. Waiver of Past Defaults.................................... 46
Section 6.05. Control by Majority........................................ 47
Section 6.06. Limitation on Suits........................................ 47
Section 6.07. Rights of Holders of Notes to Receive Payment.............. 47
Section 6.08. Collection Suit by Trustee................................. 48
Section 6.09. Trustee May File Proofs of Claim........................... 48
Section 6.10. Priorities................................................. 48
Section 6.11. Undertaking for Costs...................................... 49
Section 6.12. Restoration of Rights and Remedies......................... 49

                                   ARTICLE 7
                                    TRUSTEE
Section 7.01. Duties of Trustee.......................................... 49
Section 7.02. Rights of Trustee.......................................... 50
Section 7.03. Individual Rights of Trustee............................... 51
Section 7.04. Trustee's Disclaimer....................................... 51
Section 7.05. Notice of Defaults......................................... 52
Section 7.06. Reports by Trustee to Holders of the Notes................. 52
Section 7.07. Compensation and Indemnity................................. 52
Section 7.08. Replacement of Trustee..................................... 53
Section 7.09. Successor Trustee by Merger, etc........................... 54
Section 7.10. Eligibility; Disqualification.............................. 54
Section 7.11. Preferential Collection of Claims Against Company.......... 54

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant
              Defeasance................................................. 54
Section 8.02. Legal Defeasance and Discharge............................. 54

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Section 8.03. Covenant Defeasance........................................ 55
Section 8.04. Conditions to Legal or Covenant Defeasance................. 55
Section 8.05. Deposited Money and Government Securities to be
              Held in Trust; Other Miscellaneous Provisions.............. 57
Section 8.06. Repayment to Company....................................... 57
Section 8.07. Reinstatement.............................................. 57

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01. Without Consent of Holders of Notes........................ 58
Section 9.02. With Consent of Holders of Notes........................... 58
Section 9.03. Compliance with Trust Indenture Act........................ 60
Section 9.04. Revocation and Effect of Consents.......................... 60
Section 9.05. Notation on or Exchange of Notes........................... 60
Section 9.06. Trustee to Sign Amendments, etc............................ 60

                                   ARTICLE 10
                                   GUARANTEES
Section 10.01. Guarantee................................................. 61
Section 10.02. Subordination............................................. 62
Section 10.03. Dissolution, Liquidation or Reorganization................ 62
Section 10.04. Default on Senior Debt of the Guarantor................... 63
Section 10.05. Acceleration of Notes..................................... 64
Section 10.06. Subrogation............................................... 64
Section 10.07. Obligations Unconditional................................. 65
Section 10.08. Relative Rights........................................... 65
Section 10.09. Event of Default Preserved................................ 65
Section 10.10. Trustee Duties............................................ 65
Section 10.11. Notice by a Guarantor..................................... 66
Section 10.12. Subordination May Not Be Impaired by Guarantor............ 66
Section 10.13. Reliance Upon Order....................................... 66
Section 10.14. Rights of Trustee and Paying Agent........................ 66
Section 10.15. Authorization to Effect Subordination..................... 66
Section 10.16. Amendments................................................ 67
Section 10.17. Limitation of Guarantor's Liability....................... 67

                                   ARTICLE 11
                                 SUBORDINATION
Section 11.01. Agreement to Subordinate.................................. 67
Section 11.02. No Payment on Notes Under Certain Circumstances........... 68
Section 11.03. Dissolution, Liquidation or Reorganization................ 68
Section 11.04. Subrogation............................................... 70
Section 11.05. Obligations Unconditional................................. 70
Section 11.06. Relative Rights........................................... 70
Section 11.07. Event of Default Preserved................................ 70
Section 11.08. Trustee Duties............................................ 70
Section 11.09. Notice by Company......................................... 71
Section 11.10. Subordination May Not Be Impaired by Company.............. 71
Section 11.11. Reliance Upon Order....................................... 71
Section 11.12. Rights of Trustee and Paying Agent........................ 71
Section 11.13. Authorization to Effect Subordination..................... 71

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ARTICLE 12
MISCELLANEOUS
Section 12.01. Trust Indenture Act Controls.............................. 72
Section 12.02. Notices................................................... 72
Section 12.03. Communication by Holders of Notes with Other
Holders of Notes......................................................... 73
Section 12.04. Certificate and Opinion as to Conditions Precedent........ 73
Section 12.05. Statements Required in Certificate or Opinion............. 74
Section 12.06. Rules by Trustee and Agents............................... 74
Section 12.07. No Personal Liability of Directors, Officers,
               Employees and Stockholders................................ 74
Section 12.08. Governing Law............................................. 74
Section 12.09. No Adverse Interpretation of Other Agreements............. 74
Section 12.10. Successors................................................ 75
Section 12.11. Severability.............................................. 75
Section 12.12. Counterpart Originals..................................... 75
Section 12.13. Table of Contents, Headings, etc.......................... 75
Section 12.14. Further Instruments and Acts.............................. 75


                                    EXHIBITS

Exhibit A FORM OF NOTE
Exhibit A-1 FORM OF NOTATION ON NOTE RELATING TO GUARANTEE
Exhibit B CERTIFICATE OF TRANSFEROR

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          INDENTURE dated as of October 22, 1996 among Rayovac Corporation, a
Wisconsin corporation (the "Company"), ROV Holding, Inc., a Delaware corporation (a "Guarantor") and Marine Midland Bank, as trustee (the "Trustee").

          The Company, ROV Holding, Inc. and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 1/4% Senior Subordinated Notes due 2006 (the "Notes"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness encumbering any asset acquired by such specified Person.

          "Additional Guarantee" means any guarantee of the Company's obligations under this Indenture and the Notes issued after the date of this Indenture as described in Sections 4.16 and 4.17 hereof.

          "Additional Guarantor" means any Subsidiary of the Company that guarantees the Company's obligations under this Indenture and the Notes issued after the date of this Indenture as described in Sections 4.16 and 4.17 hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Bank Agent" means Bank of America National Trust and Savings Association, in its capacity as administrative agent for the lenders party to the Credit Agreement, or any successor or successors thereto in such capacity.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.




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          "Board Resolution" means a duly adopted resolution of the Board of
Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (including, without limitation, membership interests in a limited liability company).

          "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or guaranteed by a government that is a member of the Organization for Economic Cooperation and Development ("OECD Country") or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America or such OECD Country, as applicable, is pledged in support thereof) having maturities of not more than three years from the date of acquisition of such security, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc. ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition of such security, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (a) any domestic commercial bank of recognized standing having capital and surplus in excess of $250.0 million or (b) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition of such security, (iv) commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition of such security and (v) repurchase agreements with any lender under the Credit Agreement or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy-Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

          "Change of Control" means the occurrence of any of the following: (i)
(a) any transaction (including a merger or consolidation) the result of which is that any "person" or "group" (each within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Principals, becomes the


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"beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all Capital Stock of the Company or a successor entity normally entitled to vote in the election of directors, managers or trustees, as applicable, calculated on a fully diluted basis, and (b) as a result of the consummation of such transaction, any "person" or "group" (each as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the voting stock of the Company than is at the time "beneficially owned" (as defined above) by the Principals, or
(ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors, or (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting stock of the Company shall be deemed to be a transfer of such percentage of such voting stock as corresponds to the percentage of the equity of such entity that has been so transferred.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and other charges incurred in respect of letters of credit or bankers' acceptance financings and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period and deferred finance charges) and other non-cash charges of such Person and its Restricted Subsidiaries for such period (excluding non-cash charges to the extent that such non-cash charges represent an accrual of or reserve for cash charges to be incurred in any future period), to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, including without limitation non-cash charges recorded in the period ended September 30, 1996 for the write-offs or write-downs of assets related to (a) the rationalization of manufacturing operations located in the United Kingdom, and (b) adjustments of Renewal Power Station inventory valuation, and (v) the following non-recurring expenses related to the recapitalization of the Company consummated on September 13, 1996 (the "Recapitalization"): (a) up to $2.3 million of debt prepayment penalties incurred in connection with the prepayment of the Company's Indebtedness outstanding prior to the Recapitalization; (b) up to $2.2 million of advisory fees paid to the financial advisor to the Company's shareholders who sold shares in the Recapitalization; (c) legal and consulting fees incurred in connection with the Recapitalization of up to $4.2 million; and (d) up to $7.1 million of compensation expense paid to present and former officers of the Company with respect to obligations to such present and former


                                        3


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officers arising as a result of the Recapitalization, in each case to the extent that such expenses were paid in cash during the period ended September 30, 1996 (or, in the case of up to $2.0 million of expenses incurred pursuant to clause
(d) above, during the period ended September 30, 1998), and deducted in computing Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute
Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net
Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "Consolidated Net Income" means, with respect to any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Restricted Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or any of its Wholly Owned Restricted Subsidiaries, (ii) the Net Income of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall only be included to the extent of the amount of dividends or distribution paid to the Company or any of its Wholly Owned Restricted Subsidiaries; provided, however, that notwithstanding the foregoing, if at least 80% of the Equity Interests having ordinary voting power (without regard to the occurrence of any contingency) for the election of directors or other governing body of a Restricted Subsidiary is owned by the Company directly or indirectly through one or more of its Wholly Owned Restricted Subsidiaries, all of the Net Income of such Restricted Subsidiary shall be included, (iii) the Net Income of any Restricted Subsidiary acquired directly or indirectly by the Company in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained), directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders and
(vi) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, and (b) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (c) all unamortized debt


                                        4




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discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Consulting Agreements" means (i) the Consulting Agreement dated September 12, 1996 between the Company and Thomas H. Pyle and (ii) the Confidentiality, Non-Competition, No Solicitation and No Hire Agreement between the Company and Thomas H. Pyle, each as in effect on the date of this Indenture and as amended from time to time in a manner no less favorable, taken as a whole, to the Company.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Credit Agreement" means that certain Credit Agreement, dated as of September 12, 1996, by and among the Company, the lenders party thereto, DLJ Capital Funding, Inc., as documentation and joint syndication agent, and the Bank Agent, as amended, supplemented or otherwise modified from time to time. References to the Credit Agreement shall also include any credit agreement or agreements entered into by the Company to replace, extend, renew, increase, refund or refinance all or a portion of the Indebtedness under the Credit Agreement; provided that the aggregate principal amount of Indebtedness outstanding or available thereunder will not be increased except to the extent permitted by Section 4.09 hereof.

          "Default" means any event or condition that is or with the passage of time or the giving of notice or both would, unless cured or waived, be an Event of Default.

          "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Designated Senior Debt" means (i) so long as Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) thereafter, any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and which has been designated by the Company as "Designated Senior Debt".

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, mandatorily or at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes are scheduled to mature.


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          "Employment Agreement" means the Employment Agreement dated September
12, 1996 between the Company and David A. Jones, as in effect on the date of this Indenture and as amended from time to time in a manner no less favorable, taken as a whole, to the Company.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Notes for New Notes.

          "Existing Indebtedness" means (i) Indebtedness of the Company and its Subsidiaries (other than under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid, and (ii) Indebtedness incurred after the date of this Indenture pursuant to the following agreements in aggregate principal amount outstanding not to exceed $7.0 million (or the equivalent thereof in any foreign currency), as each such agreement is in effect as of the date of this Indenture and as the same may be amended on terms, taken as a whole, that are no less favorable to the Company: (a) the Credit Agreement between Rayovac Europe B.V. and ABN Amro Bank N.V.; (b) the Credit Agreement between Rayovac (UK), Ltd. and NatWest Bank plc (England); and (c) the Credit Agreement between Rayovac (UK), Ltd. and NationsBank, N.A.

          "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing fees) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee is called upon or Lien is enforced) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

          "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States, any state or territory thereof, or the District of Columbia.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

          "Guarantee" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit or letter of guarantee.

          "Guarantor" means, collectively, ROV Holding, Inc., a Delaware corporation, and each Subsidiary of the Company that has executed a Guarantee in accordance with Sections 4.16 and 4.17 hereof, and their successors and assigns.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Holder" means a Person in whose name a Note is registered.

          "Indebtedness" means, with respect to any Person, without duplication:
(i) all indebtedness of such Person for borrowed money; (ii) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into and accrued expenses arising in the ordinary course of business on ordinary terms); (iii) all non-contingent reimbursement or payment obligations with respect to surety instruments; (iv) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (v) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (vi) all Capital Lease Obligations of such Person; (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (viii) all Hedging Obligations of such Person; and (ix) all Guarantees of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances and loans and other arrangements, in each case made to officers and employees in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of.

          "Joint Venture" means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) which is not a Subsidiary of the Company or any of its Restricted Subsidiaries and which is now or hereafter formed by the Company or any of its Restricted Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banks in the City of New York, Chicago or San Francisco or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing (other than any option, call or similar right relating to treasury shares of the Company to the extent that such option, call or similar right is granted (i) under any employee stock option plan, employee stock ownership plan or similar plan or arrangement of the Company or its Subsidiaries or (ii) in connection with the issuance of Indebtedness permitted under Section 4.09 hereof).

          "Liquidated Damages" means the additional amounts (if any) payable by the Company in the event of a Registration Default under, and as defined in, the Registration Rights Agreement.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by the Company or such Restricted Subsidiary (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such disposition over (ii) the sum of (a) the amount of any Indebtedness which is secured by such asset and which is required to be repaid in connection with the disposition thereof, plus (b) the reasonable out-of-pocket expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such disposition or in connection with the transfer of such amount from such Restricted Subsidiary to the Company, plus (c) provisions for taxes, including income taxes, reasonably estimated to be attributable to the disposition of such asset or attributable to required prepayments or repayments of Indebtedness with the proceeds thereof plus (d) if the Company does not first receive a transfer of such amount from the relevant Restricted Subsidiary with respect to the disposition of an asset by such Restricted Subsidiary and such Restricted Subsidiary intends to make such transfer as soon as practicable, the out-of-pocket expenses and taxes that the Company reasonably estimates will be incurred by the Company or such Restricted

Subsidiary in connection with such transfer at the time such transfer is expected to be received by the Company (including, without limitation, withholding taxes on the remittance of such amount).

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company (or any Guarantor, if applicable), any Subsidiary of the Company or the Trustee.

          "Permitted Investments" means (i) any Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company which, with respect to any such Wholly Owned Restricted Subsidiary, has a fair market value which does not exceed $1.0 million in the aggregate, or any Investments in a Wholly Owned Restricted Subsidiary that (A) is a Guarantor, or (B) is not a Guarantor, but is a Foreign Subsidiary and the aggregate fair market value of all Investments made after the date of this Indenture in Foreign Subsidiaries does not exceed $3.0 million (or the equivalent thereof in one or more foreign currencies), (ii) any Investments in Cash Equivalents; (iii) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) notes from employees, officers, directors, and their transferees and Affiliates issued to the Company representing payment of the exercise price of options to purchase common stock of the Company; and (vi) other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (vii) Investments by the Company and its Subsidiaries in Joint Ventures in the form of contributions of capital, loans, advances or Guarantees; provided that, immediately before and after giving effect to such Investment, (a) no Event of Default shall have occurred and be continuing, and (b) the aggregate fair market value of all Investments pursuant to this clause (vii) shall not exceed $2.0 million in the aggregate; (viii) Hedging Obligations permitted by the terms of the Credit Agreement and this Indenture to be outstanding; and (ix) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed $5.0 million at any time outstanding. For purposes of this definition, the aggregate fair market value of any Investment shall be measured on the date such Investment is made without giving effect to subsequent changes in value and shall be valued at the cash amount thereof, if in cash, the fair market value thereof as determined by the Board of Directors, if in property, and at the maximum amount thereof, if in Guarantees.

          "Permitted Liens" means

          (i) any Lien existing on property of the Company or any Subsidiary on the date of this Indenture securing Indebtedness outstanding on such date;

          (ii) any Lien securing obligations under the Senior Bank Debt and any Guarantee thereof, which obligations or Guarantee are permitted by the terms hereof to be incurred and outstanding;

          (iii) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained;

          (iv) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (v) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (vi) Liens on property of the Company or any Subsidiary securing (a) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations, (b) surety bonds (excluding appeal bonds and bonds posted in connection with court proceedings or judgments) and
(c) other non-delinquent obligations of a like nature, including pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation, in each case, incurred in the ordinary course of business;

          (vii) Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments; provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $3.0 million;

          (viii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries, taken as a whole;

          (ix) purchase money security interests on any property acquired by the Company or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, provided that (a) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof,
(b) such Lien attaches solely to the property so acquired in such transaction,
(c) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property and (d) the principal amount of the Indebtedness secured by all such purchase money security interests shall not at any time exceed $5.0 million;

          (x) Liens securing obligations in respect of Capital Lease Obligations on assets subject to such leases, provided that such Capital Lease Obligations are otherwise permitted hereunder;

          (xi) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (b) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

          (xii) Liens in favor of the Company or any Wholly Owned Restricted Subsidiary that is a Guarantor;

          (xiii) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

          (xiv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

          (xv) extensions, renewals and replacements of Liens referred to in clauses (i) through (xiv) above; provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal or replacement;

          (xvi) Liens securing Indebtedness permitted by clause (xiv) of the second paragraph of Section 4.09 hereof; and

          (xvii) Liens securing other Indebtedness of the Company and its Subsidiaries not expressly permitted by clauses (i) through (xvi) above; provided that the aggregate amount of the Indebtedness secured by Liens permitted pursuant to this clause (xvii) does not exceed $3.0 million in the aggregate.

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

          "Principals" means Thomas H. Lee Equity Fund III, L.P. and its co-investors, Thomas H. Lee Foreign Fund III L.P. and Thomas H. Lee Company, and any Affiliates of Thomas H. Lee Company.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of October 17, 1996, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Related Party" with respect to any Principal means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

          "Representative" means, for purposes of Articles 6, 10 and 11, the Bank Agent or other agent or representative for any Senior Debt or Designated Senior Debt or, with respect to any Guarantor, for any Senior Debt of such Guarantor.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "Restricted Subsidiary" means with respect to any Person, any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Bank Debt" means all Obligations outstanding under or in connection with the Credit Agreement as such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time hereafter, together with any refunding or replacement of such Indebtedness, up to an aggregate maximum principal amount outstanding or available at any time of $170.0 million plus the aggregate principal amount of Indebtedness issued under the Credit Agreement pursuant to clause (vi) of the second paragraph of Section
4.09 hereof, less all outstanding Obligations with respect to Existing Indebtedness, less the aggregate principal amount of Indebtedness issued pursuant to clause (xiv) (b) of the second paragraph of Section 4.09 hereof, less, without duplication, the aggregate amount of all mandatory repayments of principal (which may not be reborrowed) of and/or mandatory permanent reductions of availability of Indebtedness under such Senior Bank Debt and any optional prepayments on any term loans under the Credit Agreement that have been made since the date of this Indenture (including, without limitation, the aggregate amount of all such mandatory payments and reductions made pursuant to Section
4.10 hereof).

          "Senior Debt" means (i) the Senior Bank Debt and (ii) any other Indebtedness permitted to be incurred by the Company or any Guarantor, as the case may be, under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; provided that the amount of any Guarantee of Senior Bank Debt that constitutes Senior Debt with respect to any Guarantor shall be determined without regard to any reduction in the amount of any Guarantee of such Senior Bank Debt necessary to cause such Guarantee not to be a fraudulent conveyance. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (a) any liability for federal, state, local or other taxes owed or owing by the Company, (b) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of this Indenture.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "Subsidiary Guarantee" means, individually and collectively, the guarantees given by ROV Holding, Inc. and any Additional Guarantor pursuant to the terms of this Indenture.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, provided that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

           "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

           "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Subsidiary" means (i) Minera Vidaluz, S.A. de C.V., (ii) Zoe Phos International, N.V., (iii) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt, (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary of the Company than those that might be obtained at the time from Persons who are not Affiliates of the Company, (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interest or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such Section). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, and
(ii) no Default or Event of Default would be in existence following such designation.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company or by one or more Wholly Owned Restricted Subsidiaries of the Company.

SECTION 1.02.   OTHER DEFINITIONS.
                                                             Defined in
                  Term                                         Section

           "Affiliate Transaction"......................        4.11
           "Asset Sale".................................        4.10
           "Asset Sale Offer"...........................        3.09
           "Benefitted Party"...........................       10.01
           "Change of Control Offer"....................        4.14
           "Change of Control Payment"..................        4.14
           "Change of Control Payment Date".............        4.14
           "Covenant Defeasance"........................        8.03
           "Custodian"..................................        6.01
           "Event of Default"...........................        6.01
           "Excess Proceeds"............................        4.10
           "Guarantor Significant Senior Debt"..........       10.04
           "incur"......................................        4.09
           "Legal Defeasance" ..........................        8.02
           "Offer Amount"...............................        3.09
           "Offer Period"...............................        3.09
           "Other Indebtedness".........................        4.16
           "Paying Agent"...............................        2.03

           "Payment Blockage Notice".....................       10.04
           "Payment Default".............................        6.01
           "Purchase Date"...............................        3.09
           "Refinancing Indebtedness"....................        4.09
           "Registrar"...................................        2.03
           "Restricted Payments".........................        4.07
           "Significant Senior Debt".....................       11.02
           "Subordinated Obligations"....................       11.01


SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes and the Subsidiary Guarantees;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company and any successor obligor upon the Notes or any Guarantor.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

SECTION 1.05. BUSINESS DAY CERTIFICATE.

          On the date of execution and delivery of this Indenture (with respect to the remainder of calendar year 1996) and thereafter, within 15 days prior to the end of each calendar year while this Indenture remains in effect (with respect to the succeeding calendar years), the Company shall deliver to the Trustee an Officers' Certificate specifying the days on which banking institutions in the City of Chicago and the City of San Francisco are authorized or obligated by law to close.


                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.   FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Subsidiary Guarantees shall be substantially in the form of Exhibit A-1, the terms of which are incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, ROV Holding and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

          Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Global Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or a Guarantor, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantor shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantor shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

          (x)  to register the transfer of the Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his or her attorney, duly authorized in writing; and

               (ii) in the case of a Definitive Note that is a Transfer
                    Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                    (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                    (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with
Section 2.11 hereof and cause the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

           (c) Transfer and Exchange of Beneficial Interests in a Global Note. The registration of transfer and exchange of beneficial interests in a Global Note shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no responsibility or liability for any acts or omissions of the Depositary taken pursuant to this Section 2.06(c).

          (d) Transfer of a Global Note for a Definitive Note.

          (i) The Holder of a Global Note may upon request exchange any such Global Note or portion thereof for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

               (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

               (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee shall cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

          (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          (g) Legend.

          (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

               "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in
                    (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the first legend set forth in (i) above, but shall continue to be subject to the provisions of
                    Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in
                    (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

         (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate New Notes in exchange for Notes accepted for exchange in the Exchange Offer, which New Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes.

          (h) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any
                    registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.14 and 9.05 hereto).

               (iii) The Registrar shall not be required to register the
                    transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v)  Neither the Company nor the Registrar shall be required:

                    (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                    (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                    (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest and Liquidated Damages, if any, on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

               (vii)The Trustee shall authenticate Definitive Notes and Global
                    Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07. REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses, including the fees and expenses of the Trustee in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes or any fraction owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 40 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

          One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on the redemption date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, accrued interest and Liquidated Damages, if any, on all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

          (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to November 1, 2001. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:


    Year                                                         Percentage

    2001....................................................      105.125%
    2002 ...................................................      103.417
    2003 ...................................................      101.708
    2004 and thereafter.....................................      100.000%

          (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time during the first 36 months after the date of this Indenture, the Company may redeem up to 35% of the initial principal amount of the Notes originally issued with the net proceeds of one or more public offerings of equity securities of the Company, at a redemption price equal to 109.250% of the principal amount of such Notes, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 60 days of the date of the closing of such public offerings.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION.

          Except as set forth under Sections 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b) the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made subject to Sections 3.05 and 3.06 hereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with an Asset Sale Offer.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03. REPORTS.

          (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company and, if the Company is required to file financial statements for any Guarantor, such Guarantor shall furnish to the Trustee and to all Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company and/or such Guarantor were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's and/or the Guarantor's certified independent accountants and (ii) all financial information that would be required to be filed with the Commission on Form 8-K if the Company and/or such Guarantor were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors upon written request. The Company and any Guarantor shall at all times comply with TIA ss. 314(a).

          (b) For so long as any Transfer Restricted Securities remain outstanding, the Company and each Guarantor shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04. COMPLIANCE CERTIFICATE.

          (a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor); (iii) purchase, redeem, defease or otherwise acquire or retire for value prior to a scheduled mandatory sinking fund payment date or final maturity date any Indebtedness that is pari passu with or subordinated to the Notes; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (including Restricted Payments permitted by the next succeeding paragraph), is less than (w) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (x) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale after the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (y) $2.0 million, plus (z) to the extent that any Unrestricted Subsidiary is designated to be a Restricted Subsidiary, the fair market value (as determined in good faith by the Board of Directors) of the Company's Equity Interests in such Subsidiary at the time of such designation.

          The foregoing provisions will not prohibit: (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(x) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of pari passu or subordinated Indebtedness with the net proceeds from an incurrence of Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(x) of the preceding paragraph;
(iv) the purchase, redemption or other acquisition prior to the stated maturity thereof of Indebtedness that is subordinated to the Notes in exchange for or out of the net cash proceeds of a substantially concurrent issue and sale (other than to the Company or any of its Restricted Subsidiaries) of new Indebtedness; provided that (x) the principal amount of such new Indebtedness shall not exceed the principal amount of Indebtedness so refinanced (plus the amount of such reasonable expenses incurred in connection therewith), (y) such new Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, and (z) the new Indebtedness shall be subordinate in right of payment to the Notes; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or in connection with the termination of employment of any employees or management of the Company or its Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in the aggregate plus the aggregate cash proceeds received by the Company after the date of this Indenture from any reissuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries; (vi) Investments received by the Company and its Restricted Subsidiaries as non-cash consideration from Asset Sales to the extent permitted by Section 4.10 hereof; and (vii) the repurchase of Notes pursuant to a Change of Control Offer or an Asset Sale Offer; and no Default or Event of Default shall have occurred and be continuing immediately after any such transaction.

          The Board of Directors may designate a Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash or Government Securities) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments (other than cash or Government Securities) shall be the fair market value (evidenced by a Board Resolution delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
              SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (x) on its Capital Stock or
(y) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Credit Agreement and all related Senior Bank Debt documents as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of this Indenture, (c) this Indenture, the Subsidiary Guarantees and the Notes, (d) applicable law, (e) any instrument governing

Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (h) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) customary restrictions imposed on the transfer of copyrighted or patented materials and customary provisions in agreements that restrict the assignees of such agreements or any rights thereunder, or (j) restrictions with respect to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The foregoing limitations shall not apply to: (i) the incurrence by the Company of Senior Bank Debt; (ii) Guarantees of the Senior Bank Debt permitted under or required by the Credit Agreement and Guarantees permitted under or required by this Indenture; (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness; (iv) the incurrence by the Company of Indebtedness represented by the Notes and this Indenture, and the incurrence by Restricted Subsidiaries of Guarantees required or permitted to be incurred under this Indenture; (v) the incurrence by the Company or any of its Restricted Subsidiaries of Capital Lease Obligations and/or additional Indebtedness constituting purchase money obligations in an aggregate principal amount not to exceed $5.0 million at any time outstanding; (vi) the incurrence by the Company of additional Indebtedness for any corporate purposes in an outstanding principal amount (or accreted value, as applicable) at no time exceeding $25.0 million (which may, but need not be, borrowed under the Credit Agreement); (vii) the incurrence by any Foreign Subsidiary of Indebtedness, which when aggregated with the principal amount of Indebtedness of all Foreign Subsidiaries then outstanding and incurred pursuant to this clause (vii), does not exceed $5.0 million (or the equivalent thereof in any other currency) at any one time outstanding; (viii) the incurrence by any Restricted Subsidiary of the Company of Acquired Debt in an aggregate principal amount not to exceed $20.0 million for all Restricted Subsidiaries (reduced by the amount of Acquired Debt repaid with the Net Proceeds of Asset Sales of any Restricted Subsidiary subject to such Acquired Debt) that (a) has not been incurred in connection with, or in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary, or a merger of a Person subject to such Acquired Debt with or into such Restricted Subsidiary, and (b) is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets (other than the Restricted Subsidiary subject to such Acquired Debt and its assets), and is not guaranteed by any such Person; provided that
(A) after giving pro forma effect to the incurrence thereof as if incurred by the Company, the Company could incur at least $1.00 of Indebtedness under the first paragraph of this Section 4.09, (B) any Refinancing Indebtedness with respect thereto may not be incurred by any Person other than the Restricted Subsidiary that is the obligor on such Acquired Indebtedness, and (C) such Restricted Subsidiary becomes an Additional Guarantor upon incurrence of such Acquired Debt in accordance with this Indenture; (ix) the incurrence by the Company of Indebtedness in connection with the issuance of notes in payment of the repurchase, redemption, acquisition or retirement of Equity Interests of the Company or any Restricted Subsidiary of the Company to the extent permitted by
Section 4.07 hereof; (x) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Credit Agreement or this Indenture to be outstanding; (xi) Indebtedness arising out of letters of credit, performance bonds, surety bonds, guarantees resulting from endorsements of negotiable instruments and bankers' acceptances, incurred in the ordinary course of business; (xii) all Obligations with respect to the foregoing; (xiii) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace, or refund Indebtedness referred to in clauses
(ii) through (xii) above, and this clause (xiii) (the "Refinancing Indebtedness"); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of fees, premiums, consent fees, prepayment penalties and expenses incurred in connection therewith); (b) in the case of Refinancing Indebtedness for Indebtedness permitted under clause (iii) or (viii) of this paragraph, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded or shall mature after the scheduled maturity date of the Notes; (c) to the extent such Refinancing Indebtedness refinances Indebtedness subordinate to the Notes, such Refinancing Indebtedness shall be subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (d) with respect to Refinancing Indebtedness incurred by a Guarantor, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Guarantee of such Guarantor as the Indebtedness being extended, refinanced, renewed, replaced or refunded;
(xiv) Indebtedness of the Company (a) not to exceed an aggregate principal amount of $8.0 million outstanding at any time arising as a result of the issuance of tax-exempt industrial development bonds or similar tax-exempt public financing, and (b) additional Indebtedness arising out of the issuance of additional tax-exempt public financing obligations, but only to the extent that Indebtedness owing under the Credit Agreement is prepaid, concurrently with the receipt of the net proceeds of such issuance, in an amount at least equal to the amount of such proceeds, and term indebtedness or the availability of revolving credit borrowings under the Credit Agreement is permanently reduced by the amount of such net proceeds and (xv) the incurrence of Indebtedness between (a) the Company and its Restricted Subsidiaries and (b) the Restricted Subsidiaries; provided, that (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned


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



Restricted Subsidiary and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be.

SECTION 4.10. ASSET SALES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by Section 4.14 hereof and/or Section 5.01 hereof and not by the provisions of this Section 4.10), or (ii) issue or sell Equity Interests of any of its Restricted Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $1.0 million, or (b) for net proceeds in excess of $1.0 million (each of the foregoing, an "Asset Sale"), unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee, and for Asset Sales having a fair market value or net proceeds in excess of $5.0 million, evidenced by a Board Resolution delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) or Cash Equivalents, shall be deemed to be cash for purposes of this provision; and provided, further, that the 75% limitation referred to in this clause (y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation. Notwithstanding the foregoing:
(i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests (other than Disqualified Stock) by a Wholly Owned Restricted Subsidiary to the Company or another Wholly Owned Restricted Subsidiary, (iii) issuances of Equity Interests by the Company pursuant to warrants outstanding on the date of this Indenture,
(iv) a Restricted Payment that is permitted by Section 4.07 hereof, (v) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind (other than assignment of such rights or claims for value outside the ordinary course of business) or (vi) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registration therefor and other similar intellectual property, will not be deemed to be an Asset Sale. In addition, notwithstanding the foregoing, the Company and any of its Restricted Subsidiaries may create or assume Liens (or permit any foreclosure thereon) securing Indebtedness to the extent that such Lien does not violate Section 4.12 hereof.

          Within 270 days after the receipt of any Net Proceeds from any Asset Sale, the Company shall apply such Net Proceeds from such Asset Sale to permanently reduce Senior Debt in accordance with the terms of the Credit Agreement, if applicable, or to the extent not required to be applied thereunder, may, at its option, apply such Net Proceeds to repayment of Indebtedness of a Restricted Subsidiary (in the case of Net Proceeds from an Asset Sale effected by a Restricted Subsidiary) or to an investment in a Restricted Subsidiary or in another business or capital expenditure or other long-term/tangible assets, in each case, in the same or a similar line of business as the Company or any of its Restricted Subsidiaries were engaged in on the date of this Indenture or in businesses reasonably related thereto. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from an Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an Asset Sale Offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to or enter into any other transaction with, or for the benefit of, an Affiliate of the Company (an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a Board Resolution certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (v) the Employment Agreement and any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice (other than past practice with respect to Thomas F. Pyle) of the Company or such Restricted Subsidiary, (w) transactions between or among the Company and/or its Restricted Subsidiaries, (x) investment banking and management fees in an aggregate amount no greater than $360,000 per annum plus reimbursement of expenses to be paid by the Company to Thomas H. Lee Company,
(y) payments to Thomas F. Pyle pursuant to the Consulting Agreements (whether or not Thomas F. Pyle would be considered an Affiliate), and (z) transactions permitted by Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions; further provided, however, that (A) the provisions of clause (ii) shall not apply to sales of inventory by the Company or any Restricted Subsidiary to any Affiliate in the ordinary course of business and (B) the provisions of clause (ii)(b) shall not apply to loans or advances to the Company or any Restricted Subsidiary from, or equity investments in the Company or any Restricted Subsidiary by, any Affiliate to the extent permitted by Section 4.09 hereof.

SECTION 4.12. LIENS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of their property, assets or revenue now owned or hereafter acquired by them, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens; provided, however, that in addition to creating Permitted Liens on its properties or assets, the Company may create any Lien upon any of its properties or assets if the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien.

SECTION 4.13. CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.14. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 calendar days following any Change of Control, the Company will mail a notice to each Holder stating: (i) that the Change of Control Offer is being made pursuant to this
Section 4.14 and that all Notes tendered will be accepted for payment; (ii) the purchase price and the purchase date, which will be no earlier than 30 calendar days nor later than 60 calendar days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

          On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Notes or portions thereof required to be purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.14, but in any event within 90 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.14. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.15. NO SENIOR SUBORDINATED DEBT.

          Notwithstanding the provisions of Section 4.09 hereof (i) the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes, and (ii) the Company will not permit any Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Guarantee.

SECTION 4.16. LIMITATIONS ON GUARANTEES OF COMPANY INDEBTEDNESS BY RESTRICTED
              SUBSIDIARIES.

          In the event that any Restricted Subsidiary, directly or indirectly, guarantees any Indebtedness of the Company other than the Notes (the "Other Indebtedness") the Company shall cause such Restricted Subsidiary to deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall concurrently guarantee the Company's Obligations under this Indenture and the Notes to the same extent that such Restricted Subsidiary guaranteed the Company's Obligations under the Other Indebtedness (including waiver of subrogation, if any), provided that if such Other Indebtedness is Senior Debt, the Additional Guarantee shall be subordinated in right of payment to the guarantee of such Other Indebtedness, as provided by the provisions of
Article 11 hereof, and such Additional Guarantee shall be on the same terms and subject to the same conditions as the initial Guarantee given by ROV Holding, Inc. hereunder. Each Additional Guarantee shall by its terms provide that the Additional Guarantor making such Additional Guarantee will be automatically and unconditionally released and discharged from its obligations under such Additional Guarantee upon the release or discharge of the guarantee of the Other Indebtedness that resulted in the creation of such Additional Guarantee, except a discharge or release by, or as a result of, any payment under the guarantee of such Other Indebtedness by such Additional Guarantor.

SECTION 4.17.   ADDITIONAL GUARANTEES.

          If (i) if the Company or any of its Restricted Subsidiaries shall, after the date of this Indenture, transfer or cause to be transferred, including by way of any Investment, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million to any Restricted Subsidiary that is not a Guarantor, (ii) the Company or any of its Restricted Subsidiaries shall acquire another Restricted Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million, or (iii) any Restricted Subsidiary shall incur Acquired Debt, then the Company shall, at the time of such transfer, acquisition or incurrence, (i) cause such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt (if not then a Guarantor) to execute a Guarantee of the Obligations of the Company hereunder in the form set forth herein and (ii) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Guarantee is a valid, binding and enforceable obligation of such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt, subject to customary exceptions for bankruptcy and equitable principles. Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries may make a Restricted Investment in any Wholly Owned Restricted Subsidiary of the Company without compliance with this Section 4.17 provided that such Restricted Investment is permitted by Section 4.07 hereof.

          No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company) whether or not affiliated with such Guarantor unless: (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under its Guarantee, the Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, (a) would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (b) would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

          In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions hereof. In the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, such Guarantor will be released and relieved of any obligation under its Guarantee, provided that such designation is conducted in accordance with the applicable provisions hereof including, but not limited to, Section 4.07.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; provided, however, that this provision shall not prohibit any merger or consolidation among the Company and one or more of its Wholly Owned Restricted Subsidiaries that is a Guarantor.

          In connection with any consolidation or merger, or any sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the assets of the Company in accordance with this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, or other disposition and any supplemental indenture in respect thereto comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest and Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

          An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest or Liquidated Damages, if any, on any Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 11 hereof;

          (2) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 11 hereof;

          (3) the Company or any Guarantor, as the case may be, fails to observe or perform any other covenant, condition or agreement on its part to be observed or performed pursuant to Articles 4 or 5 hereof; provided that, in the case of Sections 4.02, 4.03, 4.04, 4.05, 4.12 and 4.13, such failure shall have continued for 60 days after receipt of written notice from the Trustee or any Holder;

          (4) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by a Guarantee of the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, if (a) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness, and (b) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other Indebtedness that has been accelerated or not paid at maturity, exceeds $5.0 million;

          (5) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments (to the extent not covered by insurance) exceeds $5.0 million;

          (6) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (a) commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (d) makes a general assignment for the benefit of its creditors, or

               (e) generally is not paying its debts as they become due; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company or any Restricted Subsidiary in an involuntary case,

               (b) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

               (c) orders the liquidation of the Company or any Restricted Subsidiary,

     and the order or decree remains unstayed and in effect for 60 consecutive days; and

          (8) except as permitted by this Indenture, any Subsidiary Guarantee issued by a Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting by or on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

          The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          In the case of any Event of Default pursuant to the provisions of this
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.08 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon acceleration of the Notes, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to the November 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to November 1, 2001 pursuant to Section 3.07 hereof, then the premium payable for purposes of this paragraph for each of the years beginning on November 1 of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest, if any, to the date of payment:

            Year                                      Percentage

    1996.........................................      110.250%
    1997 ........................................      109.225%
    1998 ........................................      108.200%
    1999 ........................................      107.175%

     2000 ........................................      106.150%


SECTION 6.02. ACCELERATION.

          If an Event of Default (other than an Event of Default specified in clauses (6) and (7) of Section 6.01 relating to the Company, any Significant Subsidiary of the Company or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company, the Trustee and the Bank Agent may declare the unpaid principal of, accrued interest and Liquidated Damages, if any, on all the Notes to be due and payable. Upon such declaration the principal, interest and Liquidated Damages, if any, shall be due and payable immediately (together with the premium referred to in Section 6.01, if applicable); provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of (i) the day which is five Business Days after the receipt by the Representative with regard to any Designated Senior Debt of such written notice of acceleration or (ii) the date of acceleration of any Designated Senior Debt. If an Event of Default specified in clause (6) or (7) of
Section 6.01 relating to the Company, any Significant Subsidiary of the Company or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (4) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (4) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and all amounts due to the Trustee under Section 7.07 have been paid.

SECTION 6.03. OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of Notes. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the last paragraph of Section 6.01 unless directed to do so pursuant to this
Section 6.06.

SECTION 6.06. LIMITATION ON SUITS.

           A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.06 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protections to the Trustee shall be subject to the provisions of this Article 7 and to the provisions of the TIA.

SECTION 7.02. RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to the provisions of this Indenture, including, without limitation, the provisions of Section 6.06 hereof, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7),
6.01(8) or 6.01(9) hereof and the Trustee shall not be charged with knowledge of the existence of any Liquidated Damages unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any Holder of Notes.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantor, personally or by agent or attorney.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Guarantor or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 3.10(b) of the TIA it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

           If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          Within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

           The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In


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



addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(4) through 6.01(6) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

               (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
          (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(6) or 6.01(7) hereof is concerned, at any time in the period ending on the 123rd day after the date of deposit;

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;



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



               (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

               (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

           If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of Notes in the case of a merger or consolidation pursuant to
     Article 5 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of Notes; or

          (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall


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



not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes in a manner adverse to the Holders;

          (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;


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




          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

          (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or Section 4.14);

          (h) except pursuant to Sections 4.16 or 4.17, release any Guarantor from its obligations under its Guarantee, or change any Guarantee in any manner that would adversely affect the Holders; or

          (i) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.



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SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by
Section 12.04, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10
                                   GUARANTEES

SECTION 10.01. GUARANTEE.

          Each Guarantor and each Restricted Subsidiary of the Company which in accordance with Section 4.16 or 4.17 hereof is required to guarantee the obligations of the Company under the Notes, upon execution of a counterpart of this Indenture, hereby jointly and severally unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (i) the principal of, premium (if any) and interest and Liquidated Damages, if any, on the Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of, interest or Liquidated Damages, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 hereof. Each Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

          Each Guarantor hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before


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



proceeding against such Guarantor; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefitted Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or obligations hereby guaranteed; (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursement;
(f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any defense arising because of a Benefitted Party's election, in any proceeding instituted under Bankruptcy Law, of the application of 11 U.S.C. Section 1111(b)(2); or (h) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364. Each Guarantor hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

          If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, the applicable Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section
6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in Section 6.02 hereof, those Obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Subsidiary Guarantee.

          To evidence its Subsidiary Guarantee, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit A-1 hereto shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

SECTION 10.02.  SUBORDINATION.

          Each Guarantor, the Trustee, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Subsidiary Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Obligations with respect to Senior Debt of such Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of such Guarantor.

SECTION 10.03. DISSOLUTION, LIQUIDATION OR REORGANIZATION.

          Upon any distribution of assets of any Guarantor upon any dissolution, winding up, liquidation or reorganization of such Guarantor (whether in bankruptcy, insolvency, receivership or similar proceeding related to the Guarantor or its property or upon an assignment for the benefit of creditors or otherwise):

          (a) the holders of all Senior Debt of such Guarantor will first be entitled to receive payment in full in cash or U.S. dollar denominated Cash Equivalents of the principal of and interest due on Senior Debt of such Guarantor and other amounts due in connection with Senior Debt of such Guarantor (including interest accruing subsequent to certain bankruptcy events and certain winding up events described in clauses (6) and (7) of
     Section 6.01 hereof at the rate provided for in the documents governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code) before the Holders are entitled to receive any payment or distribution from such Guarantor with respect to such Guarantor's Subsidiary Guarantee;

          (b) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled except for the provisions of this
     Article 10 will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Debt of such Guarantor or their Representatives to the extent necessary to make payment in full in cash or U.S. dollar denominated Cash Equivalents of all Senior Debt of such Guarantor remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

          (c) if, notwithstanding the foregoing, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, is received by the Trustee or the Holders on account of the Subsidiary Guarantee before all Senior Debt of such Guarantor is paid in full in cash or U.S. dollar denominated Cash Equivalents, such payment or distribution will be received and held in trust for and will be paid over forthwith to the holders of the Senior Debt of such Guarantor remaining unpaid or their Representatives for application to the payment of such Senior Debt until all such Senior Debt has been paid in full in cash or U.S. dollar denominated Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt (except that Holders may receive payments made from the trust described in Section 8.04 hereof).

          Each Guarantor will give prompt written notice to the Holders and to the Trustee of any dissolution, winding up, liquidation or reorganization of such Guarantor or any assignment for the benefit of its creditors and of any event of default in respect of Senior Debt of such Guarantor.

           For purposes of this Article 10, the words "cash, property or securities" shall not be deemed to include (i) shares of Capital Stock of a Guarantor as reorganized or readjusted (excluding Capital Stock redeemable at the option of the holder thereof prior to the final maturity date or any mandatory pre-payment date with respect to any Designated Senior Debt of such Guarantor or Guarantor Significant


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



Senior Debt (as defined below), (ii) Capital Stock convertible into or exchangeable for Indebtedness which is subordinated, to at least the same extent as the Subsidiary Guarantee, to the payment of all Senior Debt of such Guarantor then outstanding, (iii) securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Subsidiary Guarantee, to the payment of all Senior Debt of such Guarantor then outstanding, or (iv) any payment or distribution of securities of such Guarantor or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect has been given, to subordination of the Subsidiary Guarantee to Senior Debt of such Guarantor and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law.

SECTION 10.04. DEFAULT ON SENIOR DEBT OF THE GUARANTOR.

          (a) No payment will be made on account of the Subsidiary Guarantees, or to acquire any of the Notes for cash, property or securities or on account of the redemption provisions of the Notes upon the maturity of any (i) Senior Bank Debt or other Designated Senior Debt guaranteed by a Guarantor or (ii) any Senior Debt permitted by clause (xiv) of the second paragraph of Section 4.09 hereof guaranteed by a Guarantor and any other Senior Debt of a Guarantor issued in a single transaction or a series of related transactions having an aggregate principal amount outstanding of $5.0 million or more ("Guarantor Significant Senior Debt"), by lapse of time, acceleration or otherwise, unless and until all such Designated Senior Debt or Guarantor Significant Senior Debt, as the case may be (including interest accruing subsequent to certain bankruptcy events and certain winding up events at the rate provided for in documents governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States
Code), shall first be paid in full in cash or U.S. dollar denominated Cash Equivalents.

          (b) No Guarantor may make any payment or distribution upon or in respect of its Subsidiary Guarantee, including, without limitation, by way of set-off or otherwise, or redeem (or make a deposit in redemption of), defease or acquire any of the Notes, for cash, property or securities if (i) a default in the payment of any Obligation under any Significant Senior Debt that is guaranteed by such Guarantor or any Designated Senior Debt or in the payment of any Obligation of such Guarantor with respect to (a) any Guarantee of Designated Senior Debt or (b) Guarantor Significant Senior Debt occurs and is continuing or
(ii) any other default (or any event that, after notice or passage of time would become an event of default) occurs and is continuing with respect to any Designated Senior Debt and, in the case of clause (ii), the Trustee receives notice of such default (a "Payment Blockage Notice") from the holders (or the agent or Representative of such holders) of any Designated Senior Debt. Payment on the Notes or any Subsidiary Guarantee may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived and (ii) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any such Designated Senior Debt or Guarantor Significant Senior Debt has been accelerated. No new period of payment blockage pursuant to a Payment Blockage Notice may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.



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          (c) If any payment or distribution of assets of a Guarantor is received by any Holder in respect of the Subsidiary Guarantees at a time when that payment or distribution should not have been made because of paragraph (a) or (b), such payment or distribution will be received and held in trust for and will be paid over forthwith to the holders of Senior Debt of such Guarantor which is due and payable and remains unpaid (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt of such Guarantor which is due and payable held by them) until all such Senior Debt of such Guarantor has been paid in full in cash or U.S. dollar denominated Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt (except that Holders may receive payments made from the trust described in Section 8.04 hereof).

SECTION 10.05. ACCELERATION OF NOTES.

          If payment of the Notes is accelerated because of an Event of Default, each Guarantor shall promptly notify the Representative of the holders of Senior Debt of such Guarantor of the acceleration.

SECTION 10.06. SUBROGATION.

          With respect to any Guarantor, following the payment in full of all Senior Debt of such Guarantor, the Holders will be subrogated to the rights of the holders of Senior Debt of such Guarantor to receive payments or distributions of assets of such Guarantor applicable to the Senior Debt of such Guarantor until all amounts owing on the Notes have been paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt of such Guarantor by or on behalf of the Guarantor or by or on behalf of the Holders by virtue of this Article 10 which otherwise would have been made to the Holders will, as between the Guarantor and Holders, be deemed to be payment by the Guarantor to or on account of the Senior Debt of such Guarantor, it being understood that the provisions of this Article 10 are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt of any Guarantor, on the other hand.

SECTION 10.07. OBLIGATIONS UNCONDITIONAL.

          Nothing contained in this Article 10 or elsewhere in this Indenture or the Notes is intended to or will impair, as between any Guarantor and the Holders, the obligations of the Guarantor, which are absolute and unconditional, to pay principal of, interest and Liquidated Damages, if any, on the Notes in accordance with the terms of the Subsidiary Guarantee as and when such Obligations become due and payable, or is intended to or will affect the relative rights of the Holders and creditors of the Guarantor other than the holders of the Senior Debt of such Guarantor, nor will anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default of the Notes, subject to the rights, if any, under this Article 10 of the holders of Senior Debt of such Guarantor in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.

SECTION 10.08. RELATIVE RIGHTS.

          No right of any present or future holders of any Senior Debt of any Guarantor to enforce subordination as provided in this Article 10 will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act by any such holders, or by any noncompliance by the Guarantor with the terms of the Notes, regardless of any knowledge thereof which any such holders may have or otherwise be charged with. The holders of Senior Debt of any


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Guarantor may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Guarantor, all without affecting the liabilities and obligations of the parties to the document or the Holders. No amendment to these provisions will be effective against the holders of the Senior Debt of any Guarantor who have not consented thereto in writing.

SECTION 10.09. EVENT OF DEFAULT PRESERVED.

          The failure to make a payment on account of any Subsidiary Guarantee by reason of any provision of this Article 10 will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.10. TRUSTEE DUTIES.

          With respect to the holders of Senior Debt of any Guarantor, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt of such Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of such Guarantor, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.11. NOTICE BY A GUARANTOR.

          Each Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to such Guarantor that would cause a payment of any Obligations with respect to the Notes or its Subsidiary Guarantee to violate this Article 10, but failure to give such notice shall not affect the subordination of its Subsidiary Guarantee or of the Notes to the Senior Debt of such Guarantor as provided in this Article 10.

SECTION 10.12. SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTOR.

          No right of any holder of Senior Debt of any Guarantor to enforce the subordination of the Indebtedness evidenced by a Subsidiary Guarantee shall be impaired by any act or failure to act by the Guarantor or any Holder or by the failure of the Guarantor or any Holder to comply with this Indenture.

SECTION 10.13. RELIANCE UPON ORDER.

          Upon any payment or distribution of assets of a Guarantor referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of such Guarantor and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10; provided that the foregoing shall only apply if such court has been apprised of the subordination provisions of this Article 10.


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SECTION 10.14. RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt of a Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.15. AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding relative to any Guarantor referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives of Senior Debt of such Guarantor are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.16. AMENDMENTS.

          With respect to any Guarantor, the provisions of Section 10.02 through
10.16 hereof shall not be amended or modified without the written consent of the holders of all Senior Debt of such Guarantor.

SECTION 10.17. LIMITATION OF GUARANTOR'S LIABILITY.

          Each Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirm that it is its intention that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of such Guarantor under its Subsidiary Guarantee under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Subsidiary Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.


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                                   ARTICLE 11
                                  SUBORDINATION

SECTION 11.01. AGREEMENT TO SUBORDINATE.

          The Company, for itself and its successors, and each Holder, by its acceptance of the Notes, agrees that the payment of all Obligations with respect to the Notes and this Indenture, including principal, premium, if any, and interest (including post-petition interest, as provided below) on, and Liquidated Damages, if any, with respect to, the Notes and any claim for rescission or damages in respect thereof under any applicable law (the "Subordinated Obligations") by the Company is subordinated, to the extent and in the manner provided in this Article 11, to the prior payment of Senior Debt.

          This Article 11 will constitute a continuing offer to all persons who, in reliance upon its provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees under this Article 11 and they and/or each of them may enforce its provisions.

SECTION 11.02. NO PAYMENT ON NOTES UNDER CERTAIN CIRCUMSTANCES.

          (a) No payment will be made on account of the Subordinated Obligations, or to acquire any of the Notes for cash, property or securities or on account of the redemption provisions of the Notes upon the maturity of any
(i) Designated Senior Debt or (ii) any Senior Debt permitted by clause (xiv) of the second paragraph of Section 4.09 of this Indenture and any other outstanding Senior Debt issued in a single transaction or a series of related transactions having an aggregate principal amount outstanding of $5.0 million or more ("Significant Senior Debt"), by lapse of time, acceleration or otherwise, unless and until all such Designated Senior Debt or Significant Senior Debt, as the case may be (including interest accruing subsequent to certain bankruptcy events and certain winding up events at the rate provided for in documents governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States
Code), shall first be paid in full in cash or U.S. dollar denominated Cash Equivalents.

          (b) The Company may not make any payment or distribution upon or in respect of the Subordinated Obligations, including, without limitation, by way of set-off or otherwise, or redeem (or make a deposit in redemption of), defease or acquire any of the Notes, for cash, property or securities if (i) a default in the payment of any Obligation of the Company with respect to (a) any Designated Senior Debt or (b) any Significant Senior Debt, occurs and is continuing or (ii) any other default (or any event that, after notice or passage of time would become an event of default) occurs and is continuing with respect to any Designated Senior Debt and, in the case of clause (ii), the Trustee receives a Payment Blockage Notice from the holders (or the agent or Representative of such holders) of any Designated Senior Debt. Payment on the Notes may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived and (ii) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any such Designated Senior Debt or Significant Senior Debt has been accelerated. No new period of payment blockage pursuant to a Payment Blockage Notice may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of


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principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

          (c) If any payment or distribution of assets of the Company is received by any Holder in respect of the Subordinated Obligations at a time when that payment or distribution should not have been made because of paragraph (a) or (b), such payment or distribution will be received and held in trust for and will be paid over forthwith to the holders of Senior Debt which is due and payable and remains unpaid (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt which is due and payable held by them) until all such Senior Debt has been paid in full in cash or U.S. dollar denominated Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt (except that Holders may receive payments made from the trust described in Section 8.04 hereof).

SECTION 11.03. DISSOLUTION, LIQUIDATION OR REORGANIZATION.

          Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceeding related to the Company or its property or upon an assignment for the benefit of creditors or otherwise):

          (a) the holders of all Senior Debt will first be entitled to receive payment in full in cash or U.S. dollar denominated Cash Equivalents of the principal of and interest due on Senior Debt and other amounts due in connection with Senior Debt (including interest accruing subsequent to certain bankruptcy events and certain winding up events described in clauses (6) and (7) of Section 6.01 hereof at the rate provided for in the documents governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code) before the Holders are entitled to receive any payment on account of the principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes;

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled except for the provisions of this Article 11 will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Debt or their Representatives to the extent necessary to make payment in full in cash or U.S. dollar denominated Cash Equivalents of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

          (c) if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, is received by the Trustee or the Holders on account of the Subordinated Obligations before all Senior Debt is paid in full in cash or U.S. dollar denominated Cash Equivalents, such payment or distribution will be received and held in trust for and will be paid over forthwith to the holders of the Senior Debt remaining unpaid or their Representatives for application to the payment of such Senior Debt until all such Senior Debt has been paid in full in cash or U.S. dollar denominated Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt (except that Holders may receive payments made from the trust described in Section 8.04 hereof).



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          The Company will give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors and of any event of default in respect of Senior Debt.

          For purposes of this Article 11, the words "cash, property or securities" shall not be deemed to include (i) shares of Capital Stock of the Company as reorganized or readjusted (excluding Capital Stock redeemable at the option of the holder thereof prior to the final maturity date or any mandatory pre-payment date with respect to any Designated Senior Debt), (ii) Capital Stock convertible into or exchangeable for Indebtedness which is subordinated, to at least the same extent as the Notes, to the payment of all Senior Debt then outstanding, (iii) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Notes, to the payment of all Senior Debt then outstanding or (iv) any payment or distribution of securities of the Company or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect has been given, to subordination of the Notes to Senior Debt and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law. For purposes of this Article 11, "payment on the account of the Subordinated Obligations" shall not include the issuance of the Notes or any sale or transfer of the Notes.

SECTION 11.04. SUBROGATION.

          Following the payment in full of all Senior Debt, the Holders will be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Notes have been paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this
Article 11 which otherwise would have been made to the Holders will, as between the Company and Holders, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 11.05. OBLIGATIONS UNCONDITIONAL.

          Nothing contained in this Article 11 or elsewhere in this Indenture or the Notes is intended to or will impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the Subordinated Obligations as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor will anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default the Notes, subject to the rights, if any, under this Article 11 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 11.06. RELATIVE RIGHTS.

          No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article 11 will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holders, or by any noncompliance by the Company with the terms of the Notes, regardless of any knowledge thereof which any such holders may have or otherwise be charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the document or the Holders. No amendment to these provisions will be effective against the holders of the Senior Debt who have not consented thereto in writing.

SECTION 11.07. EVENT OF DEFAULT PRESERVED.

          The failure to make a payment on account of the Subordinated Obligations by reason of any provision of this Article 11 will not be construed as preventing the occurrence of an Event of Default.

SECTION 11.08. TRUSTEE DUTIES.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.09. NOTICE BY COMPANY.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 11, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 11.

SECTION 11.10. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

          No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 11.11. RELIANCE UPON ORDER.

          Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11; provided that the foregoing shall only apply if such court has been apprised of the provisions of this Article 11.



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SECTION 11.12. RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 11. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.13. AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, the Bank Agent is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.


                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 12.02. NOTICES.

          Any notice or communication by the Company, a Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guarantying next day delivery, to the others' address:

          If to the Company:

                Rayovac Corporation
                601 Rayovac Drive
                Madison, WI 53711-2497
                Attention: David A. Jones
                Telecopier No.: (608) 275-3340



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           With a copy to:

                Thomas H. Lee Company
                75 State Street, Suite 2600
                Boston, MA 02119
                Attention: Scott A. Schoen
                Telecopier No.: (617) 227-3514

           If to a Guarantor:

                c/o ROV Holding, Inc.
                Delaware Corporate Management, Inc.
                1105 North Market Street, Suite 1300
                Wilmington, DE 19899

           If to the Trustee:

                Marine Midland Bank
                140 Broadway, 12th Floor
                New York, NY  10005
                Telecopier No.:  (212) 658-6425
                Attention:  Corporate Trust Department


          The Company, the Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guarantying next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guarantying next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.



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SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

          Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Indenture, the Company and/or such Guarantor, as the case may be, shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08. GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Subsidiary Guarantees.

SECTION 12.10. SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14. FURTHER INSTRUMENTS AND ACTS.

          Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          IN WITNESS WHEREOF, each of RAYOVAC CORPORATION and ROV HOLDING, INC., has caused this Indenture to be signed in its corporate name and acknowledged by one of its duly authorized officers; and MARINE MIDLAND BANK has caused this Indenture to be signed and acknowledged by one of its duly authorized signatories, and its seal to be affixed hereunto or impressed hereon, duly attested, as of the day and year first above written.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of October 22, 1996            RAYOVAC CORPORATION


                                        By: /s/ James A. Broderick
                                            -------------------------
                                        Name: James A. Broderick
                                        Title: Vice President

Attest:


/s/ Lorrie Rimorsky
-------------------------

Dated as of October 22, 1996            ROV HOLDING, INC.


                                        By: /s/ Roger F. Warren
                                            -------------------------
                                        Name: Roger F. Warren
                                        Title: President

Attest:


/s/ Lorrie Rimorsky
-------------------------



Dated as of October 22, 1996             MARINE MIDLAND BANK


(SEAL)                                  By: /s/ Frank J. Godino
                                            -------------------------
                                        Name: Frank J. Godino
                                        Title: Assistant Vice President
Attest:


/s/ Eileen M. Hughes
-------------------------

===============================================================================

                                    EXHIBIT A
                                 (Face of Note)

                   10 1/4% Senior Subordinated Notes due 2006

     No.                                                   $__________

                              RAYOVAC CORPORATION

     promises to pay to

     or registered assigns,

     the principal sum of

     Dollars on November 1, 2006.

     Interest Payment Dates: May 1, and November 1

     Record Dates: April 15, and October 15



                                        Dated: _______________ __, _____

                                        RAYOVAC CORPORATION

                                        By:______________________________
                                        Name:
                                        Title:

                                        By:______________________________
                                        Name:
                                        Title:



                                                       (SEAL)
This is one of the Global
Notes referred to in the
within-mentioned Indenture:

Trustee's Certificate of Authentication

MARINE MIDLAND BANK,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:__________________________________

===============================================================================

                                 (Back of Note)

                   10 1/4% Senior Subordinated Notes due 2006


          [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

          THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
     (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Rayovac Corporation, a Wisconsin corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10 1/4% per annum from October 22, 1996 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement


--------
(1) This Paragraph should be included only if the Note is issued in global form.

referred to below. The Company will pay interest and Liquidated Damages semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the Record Date set forth on the face hereof next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Paying Agent on or prior to the applicable Record Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture dated as of October 22, 1996 ("Indenture") between the Company, ROV Holding and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company limited to $100.0 million in aggregate principal amount.

          5. OPTIONAL REDEMPTION.

          The Notes will not be redeemable at the Company's option prior to November 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

      Year                                              Percentage

      2001 . . . . . . . . . . . . . . . . . . . . . . . 105.125%
      2002 . . . . . . . . . . . . . . . . . . . . . . . 103.417
      2003 . . . . . . . . . . . . . . . . . . . . . . . 101.708
      2004 and thereafter. . . . . . . . . . . . . . . . 100.000%

          Notwithstanding the foregoing, at any time during the first 36 months after the date of the Indenture, the Company may redeem up to 35% of the initial principal amount of the Notes originally issued with the net proceeds of one or more public offerings of equity securities of the Company, at a redemption price equal to 109.250% of the principal amount of such Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, that at least 65% of the principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that such redemption occurs within 60 days following the closing of any such public offering.

          6. MANDATORY REDEMPTION.

          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7.  REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to or 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. SUBORDINATION. This Note is subject to the subordination provisions set forth in Article 11 of the Indenture. Each Holder of a Note, by accepting the same, agrees to be bound by such provisions, authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate such subordination and appoints the Trustee to act as such Holder's attorney-in-fact for such purpose.

          11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes;
(ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Articles 4 or 5 of the Indenture, provided that such failure with respect to Sections 4.02, 4.03, 4.04, 4.05, 4.12 and 4.13 of the Indenture remains uncured for 60 days after written notice; (iv) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, Liquidated Damages, if any, or interest on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          14. GUARANTEES. Payment of principal of, Liquidated Damages, if any, and interest (including interest on overdue principal, Liquidated Damages, if any, and interest, if lawful) on the Notes is guaranteed on an unsecured, senior subordinated basis by the Guarantors pursuant to Article 10 of the Indenture. Each Holder of a Note, by accepting the same, agrees to be bound by such provisions, authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate such subordination and appoints the Trustee to act as such Holder's attorney-in-fact for such purpose.

          15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of October 17, 1996, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           Rayovac Corporation
                           601 Rayovac Drive
                           Madison, WI 53711-2497
                           Attention:  David A. Jones

                                 ASSIGNMENT FORM


          To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:_________________________________

                              Your Signature:__________________________________
                                             (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

          / / Section 4.10             / /  Section 4.14

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $_____________


Date: ________________________      Your Signature:____________________________
                                             (Sign exactly as your name appears
                                              on the Note)


                              Tax Identification No.:________________


Signature Guarantee.

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE(2)

          The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                          Principal Amount of this       Signature of
                         Amount of decrease in     Amount of increase in         Global Note         authorized officer of
                          Principal Amount of       Principal Amount of    following such decrease      Trustee or Note
   Date of Exchange        this Global Note          this Global Note           (or increase)              Custodian
----------------------  -----------------------  ------------------------ ------------------------  ----------------





























---------------

(2) This should be included only if the Note is issued in global form.

                                   EXHIBIT A-1
                            FORM OF NOTATION ON NOTE
                              RELATING TO GUARANTEE

          The Guarantor set forth below and each Subsidiary of the Company which in accordance with Section 4.16 or 4.17 of the Indenture is required to guarantee the obligations of the Company under the Notes upon execution of a counterpart of the Indenture or a supplemental Indenture, has jointly and severally unconditionally guaranteed (i) the due and punctual payment of the principal of, interest and Liquidated Damages, if any, on the Notes, whether at the maturity or interest payment date, by acceleration, call for redemption or otherwise, and of interest on the overdue principal of, interest and Liquidated Damages, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

          The obligations of each Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are as expressly set forth in Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantors, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 10 of the Indenture and such other provisions of the Indenture as are applicable to Guarantors are incorporated herein by reference.

          This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                        ROV HOLDING, INC.


                                        By:__________________________________
                                        Name:
                                        Title:



                                      A1-1

===============================================================================

                                    EXHIBIT B

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                               TRANSFER OF NOTES

Re: 10 1/4% Senior Subordinated Notes due 2006 of Rayovac Corporation.

          This Certificate relates to $_____ principal amount of Notes held in * ________ book-entry or *_______ definitive form by ________________ (the
"Transferor").

The Transferor*:

          / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

          / / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

          / / Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

          / / Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i) (B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)



---------------
 *Check applicable box.

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



          / / Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

          / / Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).


                                        _____________________________________
                                        [INSERT NAME OF TRANSFEROR]


                                        By:__________________________________



Date:______________________________










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